UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2013

                  AMERIANA BANCORP
(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana 47263-1048
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On March 4, 2013, the Board of Directors of Ameriana Bancorp (the “Company”) appointed Jennifer P. Bott, William F. McConnell, Jr. and Michael W. Wells to the Board of Directors of the Company and the Board of Directors of Ameriana Bank.  Ms. Bott will serve on the Compensation Committee of the Company, Mr. McConnell, Jr. will serve on the Audit Committee of the Company and Mr. Wells will serve on the Nominating and Governance Committee of the Company. The Board of Directors did not select any of the new directors pursuant to any arrangements or understandings between any of the new directors and the Company or any other person.  There are no material agreements or related party transactions between any of the new directors and the Company.  A copy of the press release dated March 4, 2013 is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Number	Description
99.1	Press release dated March 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Date: March 5, 2013	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer